UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2019

INOVALON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 809-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which Registered	Ticker Symbol
Class A Common Stock, $0.000005 par value per share	NASDAQ Global Select Market	INOV
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Inovalon Holdings, Inc. (the “Company”) held on June 5, 2019 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Board of Directors of the Company (“Board”), approved the Amended and Restated 2015 Omnibus Incentive Plan (the “Amended Plan”), which was previously adopted by the Board on February 14, 2019, subject to the approval by the stockholders. The Amended Plan (i) increases the maximum number of shares of the Company’s Class A common stock available for issuance by 6,000,000 shares to a total of 13,335,430; (ii) removes the provisions regarding Section 162(m) of the Internal Revenue Code (“Code”) that are no longer relevant due to recent changes to the Code pursuant to the Tax Cuts and Jobs Act of 2017, which eliminated the “performance-based compensation” exception to the deduction limitation under Section 162(m) of the Code and (iii) extends the term of the Amended Plan until the tenth anniversary of the date of Board approval of the Amended Plan.

A more detailed summary of the Amended Plan can be found in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2019 (the “Proxy Statement”). The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Amended Plan and are qualified by reference to the text of the Amended Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the following matters: (1) the election of eight directors to hold office until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified, including Keith R. Dunleavy, M.D., Denise K. Fletcher, William D. Green, André S. Hoffmann, Isaac S. Kohane, M.D., Ph.D., Mark A. Pulido, Lee D. Roberts and William J. Teuber, Jr.; (2) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; (3) a non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers as defined and described in the Company’s Proxy Statement; and (4) to approve the Amended Plan. The final results for the votes regarding each proposal are set forth below.

Proposal 1 – Election of Directors

At the Annual Meeting, the following persons comprising the entire previous Board were duly elected as directors of the Company to hold office until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified: Keith R. Dunleavy, M.D., Denise K. Fletcher, William D. Green, André S. Hoffmann, Isaac S. Kohane, M.D., Ph.D., Mark A. Pulido, Lee D. Roberts and William J. Teuber, Jr. The table below sets forth the voting results for each director nominee:

Nominee	For	Withheld	Broker Non-Votes

Keith R. Dunleavy, M.D.	774,403,816	2,247,230	9,863,931
Denise K. Fletcher	764,368,645	12,282,401	9,863,931
William D. Green	763,729,241	12,921,805	9,863,931
André S. Hoffmann	761,224,016	15,427,030	9,863,931
Isaac S. Kohane, M.D., Ph.D.	776,568,629	82,417	9,863,931
Mark A. Pulido	774,332,580	2,318,466	9,863,931
Lee D. Roberts	770,720,450	5,930,596	9,863,931
William J. Teuber, Jr.	764,377,388	12,273,658	9,863,931

Proposal 2 – Ratification of Selection of Independent Registered Auditor

At the Annual Meeting, the Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The table below sets forth the voting results for this proposal:

	For	Against	Abstained
Deloitte & Touche LLP	786,122,936	376,249	15,792

Proposal 3 – Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

At the Annual Meeting, the Company’s stockholders approved a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement. The table below sets forth the voting results for the non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers:

For	Against	Abstained	Broker Non-Votes
776,504,277	105,171	41,598	9,863,931

Proposal 4 - To Approve the Amendment and Restatement of the 2015 Omnibus Incentive Plan

At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2015 Omnibus Incentive Plan, as described in the Proxy Statement. The table below sets forth the voting results to approve the amendment and restatement of the 2015 Omnibus Incentive Plan:

For	Against	Abstained	Broker Non-Votes
757,474,955	19,167,931	8,160	9,863,931

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description of Document
10.1*	Amended & Restated Inovalon Holdings, Inc. 2015 Omnibus Incentive Plan.

*                 Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: June 5, 2019	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D. Chief Executive Officer and Chairman

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